Exhibit 99.1

RYZAC, INC. (D.B.A. CODECADEMY)

Condensed Financial Statements

March 31, 2022

With Independent Auditor’s Review Report

Ryzac, Inc. (D.B.A. Codecademy)

March 31, 2022

INDEPENDENT AUDITOR’S REVIEW REPORT

To the Board of Directors and Stockholders,

Ryzac, Inc. (D.B.A. Codecademy):

Results of Review of Interim Condensed Financial Information

We have reviewed the accompanying condensed balance sheet as of March 31, 2022, and related condensed statements of operations, changes in stockholders’ equity and cash flows of Ryzac, Inc. (D.B.A Codecademy) for the three-month period then ended, and the related notes to condensed financial statements (collectively referred to as the interim condensed financial information).

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim condensed financial information for it to be in accordance with, accounting principles generally accepted in the United States of America.

Basis for Review Results

We conducted our review in accordance with auditing standards generally accepted in the United States of America (“GAAS”) applicable to reviews of interim condensed financial information. A review of interim condensed financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. A review of interim condensed financial information is substantially less in scope than an audit conducted in accordance with GAAS, the objective of which is an expression of an opinion regarding the interim condensed financial information as a whole, and accordingly, we do not express such an opinion. We are required to be independent of Ryzac, Inc. D.B.A Codecademy and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our review. We believe that the results of the review procedures provide a reasonable basis for our conclusion.

Responsibilities of Management for the Interim Condensed Financial Information

Management is responsible for the preparation and fair presentation of the interim condensed financial information in accordance with accounting principles generally accepted in the United States of America; and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of interim condensed financial information that is free from material misstatement, whether due to fraud or error.

/s/ WithumSmith+Brown, PC

December 1, 2022

Ryzac, Inc. (D.B.A. Codecademy)

Condensed Balance Sheet

March 31, 2022

Assets

Current assets
Cash and cash equivalents	$38,223,480
Contract assets, net	585,273
Restricted cash	766,025
Prepaid expenses and other current assets	3,263,405
Total current assets	42,838,183

Property and equipment, net	390,721
Intangible assets, net	2,754,405
Digital content, net	2,305,836

Total assets	$48,289,145

Liabilities and Stockholders' Equity

Current liabilities
Accounts payable, accrued expenses, and other current liabilities	$3,155,940
Contract liabilities	18,364,105
Deferred rent	36,203
Total current liabilities	21,556,248

Stockholders' equity
Series A convertible preferred stock, $.00001 par value, 2,231,860 shares authorized, issued and outstanding; liquidation preference $2,530,929	22
Series B convertible preferred stock, $.00001 par value, 2,710,028 shares authorized, 2,705,259 shares issued and outstanding: liquidation preference $9,982,406	27
Series C convertible preferred stock, $.00001 par value, 6,390,000 shares authorized, 6,389,639 shares issued and outstanding: liquidation preference $31,038,949	64
Series D convertible preferred stock, $.00001 par value, 3,131,432 shares authorized, 3,132,432 shares issued and outstanding: liquidation preference $39,999,973	32
Common stock, $.00001 par value, 33,000,000 shares authorized, 11,227,682 shares issued and outstanding	112
Paid-in capital	92,070,955
Accumulated deficit	(65,338,315)
Total stockholders' equity	26,732,897

Total liabilities and stockholders' equity	$48,289,145

The Notes to Condensed Financial Statements are an integral part of this statement.

Ryzac, Inc. (D.B.A. Codecademy)

Condensed Statement of Operations

Three-Months Ended March 31, 2022

Revenue, net	$11,444,772

Cost of revenue	1,382,519

Gross margin	10,062,253

Operating expenses
Research and development	5,674,646
Sales and marketing	5,748,462
Content	1,410,445
General and administrative	4,046,678
Total operating expenses	16,880,231

Loss from operations	(6,817,978)

Other income (expense)
Other income	3,705
Interest income	2,686
Dividend income	23
Other expense	(87,038)
(80,624)

Net loss	$(6,898,602)

The Notes to Condensed Financial Statements are an integral part of this statement.

Ryzac, Inc. (D.B.A. Codecademy)

Condensed Statement of Changes in Stockholders’ Equity

Three-Months Ended March 31, 2022

	Series A		Series B		Series C		Series D
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Common Stock				Total
	No. of		No. of		No. of		No. of		No. of		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

January 1, 2022	2,231,860	$22	2,705,259	$27	6,389,639	$64	3,131,432	$32	10,907,419	$109	$91,191,287	$(58,439,713)	$32,751,828

Issuance of common stock	—	—	—	—	—	—	—	—	320,263	3	573,229	—	573,232

Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	306,439	—	306,439

Net loss	—	—	—	—	—	—	—	—	—	—	—	(6,898,602)	(6,898,602)

March 31, 2022	2,231,860	$22	2,705,259	$27	6,389,639	$64	3,131,432	$32	11,227,682	$112	$92,070,955	$(65,338,315)	$26,732,897

The Notes to Condensed Financial Statements are an integral part of this statement.

Ryzac, Inc. (D.B.A. Codecademy)

Condensed Statement of Cash Flows

Three-Months Ended March 31, 2022

Operating activities
Net loss	$(6,898,602)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	624,811
Gain on disposal of property and equipment	(1,989)
Stock-based compensation	306,439
Changes in operating assets and liabilities
Contract assets	(274,629)
Prepaid expenses and other current assets	(510,710)
Accounts payable, accrued expenses, and other current liabilities	(441,421)
Contract liabilities	1,619,966
Deferred rent	(26,991)
Net cash used in operating activities	(6,017,357)

Investing activities
Purchases of property and equipment	(22,511)
Capitalization of internal use software	(783,528)
Capitalization of digital content	(531,156)
Net cash used in investing activities	(1,337,195)

Financing activity
Proceeds from issuance of common stock	159,001
Net cash provided by financing activity	159,001

Net change in cash, cash equivalents, and restricted cash	(6,781,320)

Cash, cash equivalents, and restricted cash
Beginning of period	45,770,825

End of period	$38,989,505

Reconciliation of cash, cash equivalents, and restricted cash
Cash and cash equivalents	$38,223,480
Restricted cash	766,025
Total cash, cash equivalents, and restricted cash	$38,989,505

Supplemental disclosure of cash flow information
Cash paid for income taxes	$27,366

Supplemental disclosure of non-cash financing activity
The Company issued 237,090 shares of common stock for a receivable which is reflected in prepaid expenses and other current assets.	$414,231

The Notes to Condensed Financial Statements are an integral part of this statement.

Ryzac, Inc. (D.B.A. Codecademy)

Notes to Condensed Financial Statements

March 31, 2022

1.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Ryzac, Inc. (D.B.A. Codecademy) (the "Company"), a Delaware corporation incorporated on May 27, 2011, is engaged in developing interactive software that allows users to learn computer programming in an online learning platform. The Company provides a curriculum catalog to teach computer programming on a subscription basis. The Company offers a “Pro” monthly and annual membership that provides access to the full catalog. This is referred to as Codecademy Pro. The Company also offers membership to organizations to help teams with customized curriculum guides and team progress reporting. This is referred to as Codecademy for Teams; there is also a premium product for organizations referred to as Codecademy for Teams+. The Company’s other offerings to organizations include reseller and distribution deals as well as sponsored content deals to develop and maintain dedicated courses that teach learners to code on particular products.

On December 22, 2021, the Company entered into a certain agreement and plan of merger with Skillsoft Corp, (“Skillsoft”) and certain other parties thereto, pursuant to which Skillsoft acquired all of the outstanding equity interests of the Company (such acquisition, the “Merger”) in exchange for $204,943,210 in cash (the “Cash Consideration”) and a number of shares of Skillsoft’s common stock (including shares of Skillsoft’s common stock underlying restricted stock units of Skillsoft) determined by dividing the aggregate share consideration value of $320,056,790 by the 15-trading day volume-weighted average price of Skillsoft’s common stock at two (2) trading days prior to the date of closing of the Merger (the “Closing Average Price”) provided, that if the Closing Average Price is (a) more than $11.43879 (the “Maximum Price”), then the number of shares shall be determined by dividing $320,056,790 by the Maximum Price and (b) less than $9.35901 (the “Minimum Price”), then the number of shares shall be determined by dividing $320,056,790 by the Minimum Price.

The closing of the Merger occurred on April 4, 2022. Skillsoft funded the cash consideration with a combination of available cash on hand and committed debt financing. The Merger has been accounted for using the acquisition method of accounting for business combinations with Skillsoft as the accounting acquirer in accordance with ASC 805, Business Combinations. Subsequently Ryzac, Inc. merged into Skillsoft Newco II, LLC, and Skillsoft Newco II, LLC survived and changed its name to Codecademy, LLC, which is the surviving entity.

Use of Estimates

The preparation of condensed financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements and reported amounts of revenues and expenses during the reporting period. Significant estimates include deferred income taxes, allowance for doubtful accounts, capitalized costs for creation of curriculum content and website development, depreciation, amortization, and stock-based compensation. Actual results may differ from those estimates.

Basis of Presentation - Interim Financial Statements

The accompanying interim condensed financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all of the information and footnotes required by US GAAP. These unaudited interim financial statements should be read in conjunction with the audited financial statements of the Company for the year ended December 31, 2021.

Ryzac, Inc. (D.B.A. Codecademy)

Notes to Condensed Financial Statements

March 31, 2022

Liquidity

The Company has incurred significant losses and negative cash flows from operations and has financed operations primarily through proceeds from equity issuances. The Company incurred a net loss of approximately $6,899,000 and net cash flows used in operations of approximately $6,017,000. These conditions raise substantial doubt regarding the Company’s ability to continue as a going concern. Subsequent to March 31, 2022 the Company was acquired by a public company who has the intent and ability to continue the Company’s operations should it be necessary.

Cash and Cash Equivalents

The Company considers cash equivalents to be those investments which are highly liquid, readily convertible to cash and which have a maturity date within ninety days from the date of purchase. The Company considers balances held in money market accounts to be cash equivalents. As of March 31, 2022, the Company maintained $38,220,447 of its cash balance and $3,033 of its cash equivalents balance with a financial institution.

Restricted Cash

In connection with the Company’s lease, the agreement requires the Company to maintain a letter of credit with a financial institution in the amount of $766,025, and the financial institution required the Company to maintain an amount of cash on deposits equivalent to the letter of credit. Subsequent to March 31, 2022 and upon maturity of the lease, the cash was returned to the Company.

Prepaid Expenses and Other Current Assets

Other current assets includes the Company’s income tax receivable of approximately $66,000 and approximately $414,000 of subscription receivable for employees who have exercised stock options where funds were received in the subsequent period. Prepaid expenses at March 31, 2022 was approximately $2,783,000.

Property and Equipment

Property and equipment are carried at cost less depreciation and amortization. Depreciation and amortization of property and equipment is provided using the straight-line method at the following rates:

Estimated
Description	Life (Years)

Machinery and equipment	3
Furniture and fixtures	5
Leasehold improvements	5*

*Lesser of useful life or life of the lease.

Expenditures for major renewals and betterments that extend the useful lives of property and equipment and furniture and fixtures are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Intangible Assets

Intangible assets are carried at amortized cost, less any impairment recognized. Intangible assets that have finite useful lives are amortized over the estimated useful life of the assets. The Company evaluates the remaining useful life of an intangible asset that is being amortized each reporting period to determine whether events or circumstances warrant a revision to the remaining period of amortization.

Ryzac, Inc. (D.B.A. Codecademy)

Notes to Condensed Financial Statements

March 31, 2022

If the estimate of the remaining life is changed, the remaining carrying amount of the intangible assets will be amortized prospectively over the revised remaining useful life. The Company performed an assessment concluding no triggering events occurred.

The Company capitalizes qualifying website development costs during the application development stage. Capitalized costs are amortized on a straight-line basis over the expected useful lives, which approximates three years. Costs related to preliminary project activities and post-implementation operational activities, including training and maintenance, are expensed as incurred. For the period ended March 31, 2022, the Company capitalized software in the amount of $783,528.

Digital Content

The Company produces digital content in order to offer members unlimited use of its interactive coding catalog in various programming languages. The Company capitalizes costs associated with the production of such content, including development costs and direct costs. These amounts are included in digital content, net on the condensed balance sheet.

Based on factors including historical and estimated relevance of the course’s subject matter, the Company amortizes the digital content on the condensed statement of operations over the shorter of each title's contractual window of availability or estimated period of use of approximately three years, beginning with the month of first availability.

The Company's business model is subscription based as opposed to a model generating revenues at a specific title level; therefore, as a result, capitalized content is amortized on a straight-line basis. Each course is reviewed for when an event or change in circumstances indicates a change in the expected usefulness of the digital content. The Company reviews factors impacting the amortization of the digital content on an ongoing basis. The Company's estimates related to these factors require considerable management judgment. To date, the Company has not identified any such event or changes in circumstances. In addition, unamortized costs for assets that have been, or are expected to be, abandoned are written off. For the period ended March 31, 2022, the Company capitalized digital production of $531,156. No assets were abandoned or written off.

Stock-Based Compensation

Stock-based compensation cost is estimated at the grant date based on the fair value of the award and is recognized as expense ratably over the vesting period of the award. In addition, the pronouncement dealing with stock-based compensation requires additional accounting related to the income tax effects and disclosures regarding the cash flow effects resulting from stock-based payment arrangements.

Calculating stock-based compensation expense requires the input of highly subjective assumptions, including the expected term of the stock-based awards, volatility, dividend yield, and risk-free rates. The assumptions used in calculating the fair value of stock-based awards represent the Company's best estimates, but these estimates involve inherent uncertainties and the application of management’s judgment. The Company has elected to account for forfeitures as they occur and utilizes a practical expedient to estimate the expected term of all awards. The Company elected to account for its graded vesting options on a straight-line basis over the requisite service period.

Revenue Recognition

In determining the appropriate amount of revenue to be recognized as it fulfills its obligations under its agreements, the Company performs the following steps: (i) identify contracts with customers; (ii) identify performance obligations; (iii) determine the transaction price; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

Ryzac, Inc. (D.B.A. Codecademy)

Notes to Condensed Financial Statements

March 31, 2022

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account in Accounting Standards Codification (“ASC”) Topic 606 Revenue From Contracts With Customers. The Company’s performance obligations primarily consist of subscriptions to the Company’s online platform, including Codecademy Pro and Codecademy for Teams. Pro access is charged to customers on a recurring basis for monthly and twelve-month subscriptions, each at different price points. Codecademy for Teams, typically a twelve-month subscription, is offered to help teams with customized curriculum guides and team progress reporting.

As part of the accounting for these arrangements, the Company must develop assumptions that require judgment to determine the stand-alone selling price of each performance obligation identified in the contracts. Each contract is based on the customer’s location and the plan subscribed for. The total transaction prices for the contracts are based on the total fixed consideration offered in the contracts, consisting of fees for each of the Codecademy Pro or Codecademy for Teams subscriptions, with discounts being available during advertised promotions for the former and for high volume seat purchases of the latter. The performance obligations have a pricing structure within the preexisting contracts that define the pricing for those services. Therefore, the Company uses the observable selling price method for these performance obligations. Pricing for Codecademy Pro is based upon set terms on the Company’s website, while pricing for Codecademy for Teams may be based on individual agreements.

The Company’s revenue is primarily generated from subscription revenue. The Company provides a curriculum catalog to teach computer programming on a subscription basis through Codecademy Pro and Codecademy for Teams. Revenues related to the subscription revenues are recognized ratably over the remaining term of the applicable contract based on the output of value transferred to the customer. The time period of the subscription is based on the measurement method. Contract liabilities arise when contracts are billed and/or paid in advance and represent the unearned portion of fees from the monthly and annual subscriptions.

Subscription revenue amounted to approximately $11,444,000 for the period ended March 31, 2022.

Contract Assets and Liabilities

A contract asset or liability is generated when either party to a contract performs, depending on the relationship between the Company’s performance and the customer’s payment. If a customer pays consideration before the Company transfers goods or services, the amount of consideration is presented as a contract liability. A contract asset is the Company’s right to consideration in exchange for goods or services that the Company has transferred to a customer but has not yet billed or received payment. Contract assets and liabilities amounted to approximately $585,000 and $18,364,000, respectively as of March 31, 2022, respectively. Contract assets and liabilities amounted to approximately $311,000 and $16,744,000, respectively as of January 1, 2022.

Costs to Obtain or Fulfill a Contract

The Company applies the practical expedient to expense costs to fulfill a contract as incurred for any arrangements where the expected amortization period is twelve months or less.

Cost of Revenue

Cost of revenue represents infrastructure costs, salaries, payroll taxes, benefits, and stock-based compensation for particular departments; subscription/payment processing fees, and other technology costs.

Ryzac, Inc. (D.B.A. Codecademy)

Notes to Condensed Financial Statements

March 31, 2022

Research and Development

Costs incurred for research and development (which consist primarily of salaries, payroll taxes, benefits, and stock-based compensation for particular departments; outside services; information technology; and other technology costs) are expensed as incurred except for costs incurred during the application development stage, which are capitalized in accordance with accounting for website development costs.

Advertising

The Company expenses the cost of advertising and marketing as incurred. For the period ended March 31, 2022, advertising expense charged to operations totaled $3,664,609 and is included in sales and marketing expenses.

Concentration of Credit Risk

The Company periodically maintains cash balances in excess of the Federal Deposit Insurance Corporation (“FDIC”) insurance limit of its financial institutions. The Company has not experienced any losses related to these financial institutions.

Income Taxes

Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets tax  and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. Where applicable, the Company records a valuation allowance to reduce any deferred tax assets that it determines will not be realizable in the future.

The pronouncement also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company had no uncertain tax positions as of March 31, 2022. There are no income tax related penalties or interest included in the condensed financial statements presented.  The Company is a C Corporation and is required to file tax returns in the U.S. federal jurisdiction and various state jurisdictions.

Recently Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases, which requires lessees to recognize most leases on the balance sheet as a right-of-use asset. ASU 2016-02 was further amended by ASU 2019-10 and ASU 2020-05 which delayed the effective date of adoption for non-public entities. As amended by ASU 2020-05, the effective date is fiscal years beginning after December 15, 2021 and interim period within fiscal years beginning after December 15, 2022. The Company did not early adopt this accounting standard in these interim condensed financial statements. As of March 31, 2022, the Company’s lease term was less than twelve months. Therefore, adoption of ASU 2016-02 will not have a material impact to the Company’s condensed financial statements upon adoption.

In May 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses. This ASU requires a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. ASU 2016-13 was amended by ASU 2019-10 and is effective for entities (other than public business entities) for fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of adoption of this pronouncement and does not expect adoption to have a material impact on its financial statements.

Ryzac, Inc. (D.B.A. Codecademy)

Notes to Condensed Financial Statements

March 31, 2022

2.	INTANGIBLE ASSETS AND DIGITAL CONTENT

Capitalized website development costs consist of the following as of March 31, 2022:

Capitalized software costs	$4,455,561
Accumulated amortization	(1,701,156)
Capitalized software, net	$2,754,405

Amortization expense for the period ended March 31, 2022 was $289,294.

Estimated future amortization expense for the remainder of 2022 and subsequent three years ending December 31 is as follows:

Remaining period through December 31, 2022	$909,374
2023	1,125,549
2024	669,943
2025	49,539
$2,754,405

Digital content consists of the following as of March 31, 2022:

Capitalized course content	$3,831,196
Accumulated amortization	(1,525,360)
Capitalized course content, net	$2,305,836

Amortization expense for the period ended March 31, 2022 was $258,354.

Estimated future amortization expense for the remainder of 2022 and subsequent three years ending December 31 is as follows:

Remaining period through December 31, 2022	$844,863
2023	955,926
2024	463,846
2025	41,201
$2,305,836

3.	COMMITMENTS AND CONTINGENCIES

Commitments

The Company is party to a lease agreement which expired in June 2022. The lease provides for minimum rent of $127,671 per month, with nominal increases over the term of the lease. As part of the lease, the Company was required to maintain a letter of credit with a financial institution in the amount of $766,025, and the financial institution required the Company to maintain an amount of cash on deposits equivalent to the letter of credit; this cash is reported as restricted cash in the accompanying condensed balance sheet. Minimum lease payments through June 2022 amounted to $418,665. During May 2022, the surviving entity from the merger described in Note 1 entered into a new lease agreement. Refer to Note 9 Subsequent Events for additional information.

Rent expense for the period ended March 31, 2022 was $382,465.

Ryzac, Inc. (D.B.A. Codecademy)

Notes to Condensed Financial Statements

March 31, 2022

Legal and Contingencies

The Company has estimated a liability for unpaid sales tax of approximately $574,000 for the period ended March 31, 2022. This amount is recorded in accounts payable, accrued expenses, and other current liabilities on the accompanying condensed balance sheet and is expected to be settled in 2023.

The Company is periodically subject to claims and litigation arising in the ordinary course of business. There are no ongoing proceedings expected to result in a material obligation.

4.	INCOME TAXES

The Company's provision for income taxes for interim periods is determined using an estimate of its annual effective tax rate, adjusted for discrete items, if any, that arise during the period. The Company’s estimated tax rate for year ended 2022 is expected to be zero because the Company expects to generate additional losses and currently has a full valuation allowance. The valuation allowance is required until the Company has sufficient positive evidence of taxable income necessary to support realization of its deferred tax assets.

During 2013, the Company was awarded $500,000 from the State of New York through the “Excelsior Job Creation Program” as an incentive to increase jobs within the State of New York. The award is payable ratably over a ten-year period; however, each year the amount to be paid to the Company is contingent upon the Company attaining specified job creation criteria. Credits to be received under this program as of March 31, 2022 resulted in the approximate $66,000 state income tax provision which has been recorded in other current assets.

5.STOCKHOLDERS’ EQUITY

The authorized capital of the Company consists of 33,000,000 shares of Common Stock with a $0.00001 par value. The Company also authorized 14,463,320 shares of Preferred Stock with a $0.00001 par value, of which 2,231,860 shares have been designated as Series A Preferred Stock (“Series A”), 2,710,028 shares have been designated Series B Preferred Stock (“Series B”), 6,390,000 shares have been designated Series C Preferred Stock (“Series C”), and 3,131,432 shares have been designated Series D Preferred Stock (“Series D”).

Voting

Preferred shareholders are entitled to one vote for each share of Common Stock into which such Preferred Stock could then be converted into and shall have voting rights and powers equal to the voting rights of the Common Stock (except as otherwise expressly provided in the Amended and Restated Certificate of Incorporation or as required by law, voting together with the Common Stock as a single class). Additionally, (i) the Series A and Series B, voting together, are entitled to elect one director of the Board of Directors, (ii) the Series C, voting separately, is entitled to elect one director of the Board of Directors, and (iii) the Series D, voting separately, is entitled to elect one director of the Board of Directors.

Dividends

The holders of shares of Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors, out of any assets of the Company legally available therefore, any dividends as may be declared from time to time by the Board of Directors.  No dividend may be declared or paid on the Common Stock (other than dividends payable in shares of Common Stock) unless any and all such dividends or distributions are distributed among all holders of Common Stock and Preferred Stock in proportion to the number of shares of Common Stock that would be held by each such holder if all shares of Preferred Stock were converted to Common Stock at the then-effective conversion rate (as defined below).

Ryzac, Inc. (D.B.A. Codecademy)

Notes to Condensed Financial Statements

March 31, 2022

Liquidation

In the event of any liquidation, dissolution, winding-up, or sale of the Company, whether voluntary or involuntary, the holders of each series of Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of Common Stock, an amount equal to the sum of the Original Issue Price ($1.13, $3.69, and $4.86, and $12.77 per share for each share of Series A, Series B, Series C, and Series D Preferred Stock, respectively) (as adjusted for dividends, combinations, subdivisions or splits) plus any and all declared and unpaid dividends as of the date of payment.  Upon completion of the distributions to holders of Preferred Stock, all remaining proceeds legally available for distribution to stockholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each shareholder.

In the event of any liquidation, for the purposes of determining the amount each holder of shares of Preferred Stock is entitled to receive, each holder shall be deemed to have converted their shares into Common Stock immediately prior to the liquidation event if, as a result of an actual conversion, the shareholder will receive an amount greater than the amount that would be distributed to that shareholder if they did not convert their shares.

If a shareholder has been deemed to have converted their shares into Common Stock, then they shall not be entitled to receive any distribution that would have been made to holders of Preferred Stock that have not converted.

Anti-Dilution

If the Company issues additional stock (as defined in the Amended and Restated Certificate of Incorporation) without consideration or for consideration per share less than the conversion price applicable to the Series A, Series B, Series C, or Series D Preferred Stock, the conversion price for said Series A, Series B, Series C, or Series D Preferred Stock shall be adjusted.

The adjusted price will be determined by multiplying the conversion price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the Company for such issuance would purchase at such conversion price.  The denominator of which shall be the number of shares of Common Stock (as defined in the Amended and Restated Certificate of Incorporation) outstanding immediately prior to such issuance plus the number of shares of such additional stock.

Conversion

Each share of Preferred Stock shall be convertible into Common Stock, at the option of the holder, at any time after the date of issuance.  The number of common shares is determined by dividing the applicable original issue price for such series by the applicable conversion price for such series.  The initial conversion price for each series will be the original issue price subject to adjustment as set forth in the Amended and Restated Certificate of Incorporation. As of March 31, 2022, the Series A, Series B, Series C, and Series D Preferred Stock are convertible into 2,231,860, 2,705,259, 6,389,639, and 3,131,432 shares of Common Stock, respectively. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the conversion rate at the time in effect for each series immediately upon (i) the consummation of a Qualified IPO (as defined in the Amended and Restated Certificate of Incorporation) or (ii) the date specified by written consent or agreement of the holders of (iii) at least a majority of the outstanding shares of Series B Preferred Stock, (iv) a majority of the then outstanding shares of Series C and (v) a majority of the then outstanding shares of Series D.

Ryzac, Inc. (D.B.A. Codecademy)

Notes to Condensed Financial Statements

March 31, 2022

Protective Provisions

So long as 2,831,689 shares of Preferred Stock remain outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), the Company shall not take any of the following actions without the vote or written consent of the holders of a majority of the shares of Preferred Stock: (i) consummate a liquidation event or effect any merger or consolidation, (ii) amend the Certificate of Incorporation or its bylaws so as to adversely affect the preferences and rights of the shares of Preferred Stock or any series thereof, (iii) increase or decrease the total number of authorized shares of Preferred or Common Stock, (iv) authorize or issue any class or series of shares of capital stock or equity security having any rights or privileges senior to the existing shares of Series A, Series B, Series C, and Series D, (v) redeem purchase, or otherwise acquire any shares of stock, (vi) change the authorized number of directors of the Company, (vii) declare or pay any dividends on any shares of Preferred Stock, (viii) establish any stock option plan (or any similar plan) or increase the total number of shares of Common Stock reserved for issuance under any such plan, (ix) create or hold capital stock in any subsidiary that is not wholly owned by the Company or permit any subsidiary to create, or authorize the creation of, or issue or obligate itself to issue any shares of capital stock, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Company or permit any direct or indirect subsidiary to sell, lease, exclusively license or otherwise dispose of all or substantially all of the assets of such subsidiary or (x) increase or decrease the authorized number of directors of the Company.

So long as 676,314 shares of Series B Preferred Stock remain outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), the Company shall not take any of the following actions without the vote or written consent of the holders of a majority of the Series B: (i) take any action or amend the Certificate of Incorporation so as to adversely affect the preferences and rights of the Series B Preferred Stock holders without similarly affecting the entire class of Preferred Stock, or (ii) increase or decrease the total number of authorized shares of Series B Preferred Stock.

So long as 1,597,409 shares of Series C Preferred Stock remain outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like),  the Company shall not take any of the following actions without the vote or written consent of the holders of a majority of the Series C: (i) take any action or amend the Certificate of Incorporation so as to adversely affect the preferences and rights of the Series C Preferred Stock holders without similarly affecting the entire class of Preferred Stock, or (ii) increase or decrease the total number of authorized shares of Series C Preferred Stock.

So long as 782,858 shares of Series D Preferred Stock remain outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like),  the Company shall not take any of the following actions without the vote or written consent of the holders of a majority of the Series D: (i) amend the Company’s Restated Certificate of Incorporation or Bylaws so as to adversely affect the powers, rights of the shares of Preferred Stock, or any series thereof; or (ii) increase or decrease other than by conversion the total number of authorized shares of Series D Preferred Stock.

6.	STOCK-BASED COMPENSATION

The Company established a stock option plan, the 2011 Stock Plan (the “Stock Plan”), on October 22, 2011 which has been amended from time to time. As of March 31, 2022, the Company had reserved 6,928,346 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its Stock Plan. As of March 31, 2022, options granted and outstanding were 4,494,804.

Stock-based compensation expense is based on the estimated fair value of the award at the date of grant. The fair value of each option is estimated on the date of grant using the Black-Scholes option-pricing model, requiring the use of subjective assumptions.

Ryzac, Inc. (D.B.A. Codecademy)

Notes to Condensed Financial Statements

March 31, 2022

As there is no public market for the Company’s Common Stock, the estimated fair value of the Common Stock has been determined by the Company’s board of directors as of the date of each award, with input from management and third-party valuations of the Company’s common stock as well as the Board’s assessment of additional objective and subjective factors that it believed were relevant and which may have changed between the date of the most recent third-party valuation and the date of the grant. The assumptions used in calculating the fair value of share-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, share-based compensation expense could be materially different.

The expected volatility is based upon historical volatility of similar entities whose share prices are publicly available as well as factors specific to the Company, including, but not limited to size, expected growth and relative risk. Based upon limited option exercise history, the Company has used the “simplified” method outlined in SEC Staff Accounting Bulletin No. 110 to estimate the expected term of stock option grants. The risk-free rate of return is based on the U.S. Treasury yield curve in effect at the time of the grants. Because the options have characteristics that differ from those of traded options, the determined value used to measure compensation expense may vary from their actual fair value. Forfeitures are recognized in the period they occur.

For the three months ended March 31, 2022, the Company recognized stock-based compensation expense related to stock options of $306,439 which is included in the condensed statement of operations.

The Company modified the Stock Plan during the period ended March 31, 2022 to allow for the issuance of restricted stock units (“RSUs”). In April 2022 in connection with the acquisition by Skillsoft,  451,078 RSUs were issued.

7.	RELATED PARTY

During 2021, a local company in India (Codecademy India Private Limited) was established for the purpose of enabling acceptance of more widely adopted payment methods in the country. The relationship with Ryzac, Inc. is reflected in a letter permitting the local entity to sell products and services to, customers in India on behalf of the Company and on its website. Codecademy India Private Limited is capitalized locally, and no share transfer has been made to the Company. Results from operations for the period ended March 31, 2022 were immaterial to the Company’s condensed financial statements and are not included in these condensed financial statements.

8.	RETIREMENT PLAN

The Company has a savings plan pursuant to Section 401(k) of the Internal Revenue Code (the "Code") under which all employees meeting eligibility requirements are able to participate. Subject to certain limits set forth in the Code, employees are permitted to make contributions on a pre-tax salary reduction basis. The Company’s contributions are made at the discretion of management, and there were no employer contributions for the period ended March 31, 2022.

9.SUBSEQUENT EVENTS

The Company has evaluated subsequent events through December 1, 2022, the date the condensed financial statements were available to be issued. Based on this evaluation, the Company has determined that except for the events disclosed below, there are no other subsequent events that require adjustment to or disclosure in the condensed financial statements.

Ryzac, Inc. (D.B.A. Codecademy)

Notes to Condensed Financial Statements

March 31, 2022

In April 2022, the Company declared and subsequently paid a dividend on shares of the Company’s Preferred and Common Stock amounting to $31,285,405. Additionally the Company paid $68,447 to non-employee stock option holders and $3,146,146 to employee stock option holders who received a cash payment upon consummation of the merger described in Note 1 in lieu of restricted stock units. Skillsoft Corp. made a capital contribution to the Company in order to fund these payments.

In May 2022, Codecademy, LLC, the surviving entity, entered into a new lease agreement for a period  through May 31, 2027. Future minimum lease payments for the next five years under the extended lease amount to $5,015,387.

In connection with the Merger as described in Note 1, there was a $497,000 working capital adjustment.